Exhibit 99.2

News Release

Investor Relations Contact:	Corporate Communications Contact:
Rochelle Krause	Abbie Kendall
PDF Solutions, Inc.	Armstrong Kendall, Inc.
Tel: (408) 938-6437	Tel: (503) 672-4681
Email: rochelle.krause@pdf.com	Email: abbie@akipr.com

PDF Solutions® Provides Financial Outlook For
The Third Fiscal Quarter of 2003

     SAN JOSE, Calif.—July 24, 2003—PDF Solutions, Inc. (Nasdaq: PDFS), the leading provider of process-design integration technologies to enhance IC manufacturability, today provided its financial outlook for the third fiscal quarter ending September 30, 2003.

     PDF Solutions expects total revenue in the range of $10.8 million to $11.3 million for the third fiscal quarter ending September 30, 2003. Pro forma net income (loss) for the third fiscal quarter of 2003, excluding amortization of stock-based compensation and intangibles, is projected in the range of ($165,000) to $165,000 or ($0.01) to $0.01 per diluted share.

     Reported net loss, on a GAAP basis, is projected in the range of $165,000 to $495,000, or $0.01 to $0.02 per diluted share.

     As previously announced, the company will hold a live conference call beginning at 3:00 p.m. PDT/6:00 p.m. EDT today to discuss these quarterly results. A live webcast of this teleconference will be available on the company’s website at http://ir.pdf.com/medialist.cfm. A replay of the call will be available at the same website address beginning approximately two hours after completion of the live call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the most directly comparable GAAP measure, which non-GAAP measures may be used periodically by the company’s management when discussing financial results with investors and analysts, will be available on the company’s website at http://www.pdf.com/news_archive.phtml following the date of this release.

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Effectiveness of Guidance

The outlook set forth above represents PDF Solutions’ expectations only as of the date of this release, and should not be viewed as a statement about PDF Solutions’ expectations after this date. Although this release will remain available on PDF Solutions’ website, its continued availability does not indicate that PDF Solutions is reaffirming or confirming its continued validity. PDF Solutions does not intend to report on its progress, or provide comments to analysts or investors on or otherwise update such guidance until it releases its quarterly results.

About PDF Solutions

PDF Solutions, Inc. (Nasdaq: PDFS) is the leading provider of process-design integration technologies for manufacturing integrated circuits (ICs). PDF’s software, methodologies and services enable semiconductor companies to create IC designs that can be more easily manufactured using manufacturing processes that are more capable. By simulating deep sub-micron product and process interactions, the PDF solution offers clients reduced time to market, increased IC yield and performance, and enhanced product reliability and profitability. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Europe and Japan. For more information, visit www.pdf.com.

PDF Solutions® is a registered trademark of PDF Solutions, Inc.

Forward-Looking Statements

Some of the statements in this press release are forward looking, including the statements regarding PDF’s 2003 Third Fiscal Quarter Outlook, the expected growth in revenue, the pro forma net loss and pro forma net loss per share and the reported net loss and net loss per share. The words “estimate”, “project”, “expect”, “believe” and similar expressions also identify forward-looking statements. Actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: any unforeseen industry changes; difficulties in modifying PDF’s solutions on a timely basis; and changes in the marketplace for our solutions, including the introduction of products or services competitive with PDF’s products and services. Readers should also refer to the risk disclosures set forth in PDF’s Report on Form 10-K filed with the SEC on March 26, 2003 and Report on Form 10-Q filed with the SEC on May 14, 2003. The forward-looking statements contained in this release are made as of the date hereof, and PDF does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

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PDF SOLUTIONS, INC.
RECONCILIATION OF PROJECTED REPORTED GAAP NET LOSS TO
PROJECTED PRO FORMA NET LOSS
(In thousands, except per share data)

	Three Months Ending
PROJECTED RESULTS	September 30, 2003

Net loss per share - diluted	$(0.02)	to	$(0.01)

Net loss	$(495)	to	$(165)
Stock-based compensation amortization	250		250
Amortization of intangibles, net	80		80

Pro forma net loss	$(165)	to	$165

Pro forma net loss per share - diluted	$(0.01)	to	$0.01

Weighted average common shares - diluted	23,000		24,500

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